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Exhibit 24-a



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46836 and No. 333-64799 of Warwick Valley Telephone Company on Forms S-8 of our report dated February 25, 2003 (relating to the financial statements of Orange County - Poughkeepsie Limited Partnership for the year ended December 31,
2002), appearing in this Annual Report on Form 10-K of Warwick Valley Telephone Company for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

New York, New York
March 31, 2003